Exhibit 99.1

Macy’s, Inc. Reports Third Quarter 2022 Results

Comparable sales down 3.1% on an owned basis and down 2.7% on an owned-plus-licensed basis

Inventories up 4% versus 2021, reflecting ongoing planning and supply chain discipline

Diluted EPS of $0.39 and Adjusted diluted EPS of $0.52

Reaffirms annual sales guidance and raises Adjusted diluted EPS guidance

NEW YORK—November 17, 2022— Macy’s, Inc. (NYSE: M) today reported financial results for the third quarter of 2022 and updated its annual guidance.

“Our Polaris strategy is working. In the third quarter, we achieved solid top line results and a strong beat to our bottom line guidance. Macy’s brand position as a style and fashion source resonated with our customers, while luxury continued to outperform at Bloomingdale’s and Bluemercury,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc. “Retail is detail, and our talented and agile team are executing well to compete. We know the consumer is under increasing pressure and has choices on where to spend. As a leading gifting destination with fresh inventory across the value spectrum, we are ready to meet our customers’ needs this holiday season.”

“We are operating from a position of strong financial health – with appropriate levels of inventory, a strong balance sheet with ample liquidity, investment grade credit metrics and fixed interest rate debt in a rising interest rate environment. We have the tools, data-driven processes and talented teams to manage through this uncertain time and are committed to long-term, profitable growth,” added Adrian Mitchell, chief financial officer of Macy’s, Inc.

Third Quarter Highlights

Comparisons are to third quarter 2021 unless noted otherwise. Comparisons to 2019 are provided, where appropriate, to benchmark performance given the impact of the pandemic.

•	Diluted earnings per share of $0.39 and Adjusted diluted earnings per share of $0.52.
o	This compares to diluted earnings per share of $0.76 and Adjusted diluted earnings per share of $1.23 in the third quarter of 2021.
o	This compares to diluted earnings per share of $0.01 and Adjusted diluted earnings per share of $0.07 in the third quarter of 2019.

•	Net sales of $5.2 billion, down 3.9% versus the third quarter of 2021; up 1.1% versus the third quarter of 2019.
o	Digital sales decreased 9% versus the third quarter of 2021; up 35% versus the third quarter of 2019.
o	Brick-and-mortar sales decreased 1% versus the third quarter of 2021; down 9% versus the third quarter of 2019.

•	Comparable sales down 3.1% on an owned basis and down 2.7% on an owned-plus-licensed basis; up 5.6% and 6.0%, respectively, versus the third quarter of 2019.

•	Highlights of the company's nameplates include:

o	Macy’s comparable sales were down 4.4% on an owned basis and down 4.0%, on an owned-plus-licensed basis.
▪	43.6 million active customers shopped the Macy’s brand, on a trailing twelve-month basis, a 2% increase compared to the prior year.
▪	Star Rewards program members made up approximately 70% of the total Macy's brand owned-plus-licensed sales on a trailing twelve-month basis, up approximately 5 percentage points versus the prior year.
▪	The company continued to see strength in occasion-based categories, including career and tailored sportswear, fragrances, shoes, dresses and luggage.
o	Bloomingdale’s comparable sales on an owned basis were up 5.3% and on an owned-plus-licensed basis were up 4.1%.
▪	4.1 million active customers shopped the Bloomingdale’s brand, on a trailing twelve-month basis, a 9% increase over the prior year.
▪	Results were driven by strength across women’s, men’s and kid’s contemporary and dressy apparel, women’s shoes as well as luggage.
o	Bluemercury comparable sales were up 14.0% on an owned and owned-plus-licensed basis.
▪	Approximately 650,000 active customers shopped the Bluemercury brand, on a trailing twelve-month basis, a 15% increase over the prior year.

•	Inventory turnover, on a trailing twelve-month basis, was relatively flat to 2021 and improved 15% over 2019.
o

Inventory was up 4% year-over-year and down 12% versus 2019, reflecting disciplined inventory management in an environment of continued supply chain volatility and industry-wide elevated inventory levels, as well as lean inventory levels experienced in 2021. The company strategically brought in seasonal merchandise earlier to strengthen its competitive position for Holiday and has the added capacity to chase in-season trends.

•	Gross margin for the quarter was 38.7%, down from 41.0% in the third quarter of 2021.
o

Merchandise margin decline was driven by a year-over-year increase in promotional and permanent markdowns within the Macy’s brand, as the company sold through slower moving categories including casual apparel, soft home, and warmer weather seasonal goods.

o

Delivery expense as a percent of net sales was relatively consistent with the prior year. Higher fuel costs more than offset the impact of a 2-percentage point decline in digital penetration and reductions in cost-per-package.

•	Selling, general and administrative (“SG&A”) expense of $2.1 billion, a $84 million increase.
o	SG&A expense as a percent of sales was 39.3%, 300 basis points higher compared to the third quarter of 2021 and an improvement of 330 basis points compared to the third quarter of 2019.
o	The prior year quarter benefited from a significant number of open positions due to the tight labor market. The positions have since largely been filled.
o	The company is adjusting colleague compensation to remain competitive and attract the best talent, while simultaneously remaining disciplined in its SG&A productivity efforts.

•	Net credit card revenue of $206 million, down $7 million.
o	Represented 3.9% of sales, in line with the prior year period.
o	Performance driven by lower-than-expected bad debt levels, larger balances within the portfolio as well as higher-than-expected spend on co-brand credit cards.

Financial Highlights

All amounts in millions except percentages and per share figures	Third Quarter
	2022	2021
Net sales	$5,230	$5,440
Comparable Sales
Owned	(3.1%)
Owned plus licensed	(2.7%)
Net Income	$108	$239
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$392	$757
Diluted earnings per share (EPS)	$0.39	$0.76
Adjusted Net income	$143	$386
Adjusted EBITDA	$439	$765
Adjusted Diluted EPS	$0.52	$1.23

2022 Guidance

The company is reaffirming its annual 2022 sales guidance and raising its earnings guidance to account for improved expectations for credit card revenue and interest expense, lower benefit plan income, and updated shares outstanding estimates. The full update to guidance can be found in the presentation posted to macysinc.com/investors.

	Guidance as of November 17, 2022	Guidance as of August 23, 2022
Net sales	unchanged	$24,340 million to $24,580 million
Adjusted EBITDA as a percent of sales	unchanged	Approximately 10.5%
Adjusted diluted earnings per share*	$4.07 - $4.27	$4.00 - $4.20

* Adjusted diluted EPS does not consider the impact of any potential future share repurchases associated with the company’s current share repurchase authorization.

Conference Call and Webcasts

A webcast of Macy's, Inc.’s call with analysts and investors to report its third quarter 2022 sales and earnings will be held today (November 17, 2022) at 8:00 a.m. ET.  Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com/investors. Analysts and investors may call 1-866-580-3963, using passcode 2252807. A replay of the conference call will be available on the company’s website or by calling 1-866-583-1035 (using the same passcode) about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.

At Macy’s, Inc. (NYSE: M), we are a trusted source for quality brands at great values from off-price to luxury. Across our iconic nameplates, including Macy’s, Bloomingdale’s and Bluemercury, we help our customers express their unique style and celebrate special moments, big and small. Headquartered in New York City, we operate one of retail’s largest e-commerce businesses integrated with a nationwide footprint to deliver the most convenient and seamless shopping experience. Our purpose is to create a brighter future with bold representation – so we can realize the full potential of every one of us. For more information, visit macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its Polaris strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, labor shortages, the amount and timing of future dividends and share repurchases and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 29, 2022. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media – Chris Grams

communications@macys.com

Investors – Pamela Quintiliano

investors@macys.com

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended October 29, 2022		13 Weeks Ended October 30, 2021
		% to		% to
	$	Net sales	$	Net sales

Net sales	$5,230		$5,440

Credit card revenues, net	206	3.9%	213	3.9%

Cost of sales	(3,204)	(61.3%)	(3,207)	(59.0%)

Selling, general and administrative expenses	(2,057)	(39.3%)	(1,973)	(36.3%)

Gains on sale of real estate	32	0.6%	50	0.9%

Impairment, restructuring and other costs	(15)	(0.3%)	—	—

Operating income	192	3.7%	523	9.6%

Benefit plan income, net	7		17

Settlement charges	(32)		(8)

Interest expense, net	(42)		(53)

Losses on early retirement of debt	—		(185)

Income before income taxes	125		294

Federal, state and local income tax expense (Note 2)	(17)		(55)

Net income	$108		$239

Basic earnings per share	$0.40		$0.78

Diluted earnings per share	$0.39		$0.76

Average common shares:
Basic	272.0		306.9
Diluted	277.7		313.8

End of period common shares outstanding	271.0		299.3

Supplemental Financial Measures:
Gross Margin (Note 3)	$2,026	38.7%	$2,233	41.0%
Depreciation and amortization expense	$225		$225

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	39 Weeks Ended October 29, 2022		39 Weeks Ended October 30, 2021
		% to		% to
	$	Net sales	$	Net sales

Net sales	$16,178		$15,794

Credit card revenues, net	601	3.7%	568	3.6%

Cost of sales	(9,856)	(60.9%)	(9,449)	(59.8%)

Selling, general and administrative expenses	(5,918)	(36.6%)	(5,618)	(35.6%)

Gains on sale of real estate	74	0.5%	61	0.4%

Impairment, restructuring and other costs	(25)	(0.2%)	(21)	(0.1%)

Operating income	1,054	6.5%	1,335	8.5%

Benefit plan income, net	21		49

Settlement charges	(32)		(90)

Interest expense, net	(131)		(211)

Losses on early retirement of debt	(31)		(199)

Income before income taxes	881		884

Federal, state and local income tax expense (Note 2)	(213)		(197)

Net income	$668		$687

Basic earnings per share	$2.43		$2.21

Diluted earnings per share	$2.37		$2.17

Average common shares:
Basic	275.6		310.3
Diluted	282.0		317.0

End of period common shares outstanding	271.0		299.3

Supplemental Financial Measures:
Gross Margin (Note 3)	$6,322	39.1%	$6,345	40.2%
Depreciation and amortization expense	$638		$668

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 1)

(millions)

	October 29, 2022	January 29, 2022	October 30, 2021

ASSETS:

Current Assets:

Cash and cash equivalents	$326	$1,712	$316

Receivables	204	297	212

Merchandise inventories	6,403	4,383	6,141

Prepaid expenses and other current assets (Note 4)	415	366	922

Total Current Assets	7,348	6,758	7,591

Property and Equipment – net	5,831	5,665	5,600

Right of Use Assets	2,699	2,808	2,808

Goodwill	828	828	828

Other Intangible Assets – net	433	435	435

Other Assets	1,091	1,096	1,017

Total Assets	$18,230	$17,590	$18,279

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current Liabilities:

Short-term debt	$183	$—	$140

Merchandise accounts payable	3,861	2,222	3,796

Accounts payable and accrued liabilities	2,678	3,086	2,735

Income taxes	21	108	—

Total Current Liabilities	6,743	5,416	6,671

Long-Term Debt	2,996	3,295	3,295

Long-Term Lease Liabilities	2,988	3,098	3,090

Deferred Income Taxes	884	983	970

Other Liabilities	1,144	1,177	1,245

Shareholders' Equity	3,475	3,621	3,008

Total Liabilities and Shareholders’ Equity	$18,230	$17,590	$18,279

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)

(millions)

	39 Weeks Ended October 29, 2022	39 Weeks Ended October 30, 2021
Cash flows from operating activities:
Net income	$668	$687
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	25	21
Settlement charges	32	90
Depreciation and amortization	638	668
Benefit plans	15	27
Stock-based compensation expense	44	32
Gains on sale of real estate	(74)	(61)
Deferred income taxes	(70)	19
Amortization of financing costs and premium on acquired debt	8	66
Changes in assets and liabilities:
Decrease in receivables	93	64
Increase in merchandise inventories	(2,019)	(2,367)
Increase in prepaid expenses and other current assets	(56)	(44)
Increase in merchandise accounts payable	1,636	1,758
Increase (decrease) in accounts payable and accrued liabilities	(300)	73
Decrease in current income taxes	(73)	(50)
Change in other assets and liabilities	(79)	(142)
Net cash provided by operating activities	488	841
Cash flows from investing activities:
Purchase of property and equipment	(655)	(230)
Capitalized software	(328)	(155)
Disposition of property and equipment	122	118
Other, net	(8)	64
Net cash used by investing activities	(869)	(203)
Cash flows from financing activities:
Debt issued	1,891	975
Debt issuance costs	(21)	(9)
Debt repaid	(1,998)	(2,448)
Debt repurchase premium and expenses	(29)	(152)
Dividends paid	(130)	(46)
Decrease in outstanding checks	(117)	(97)
Acquisition of treasury stock	(601)	(294)
Net cash used by financing activities	(1,005)	(2,071)
Net decrease in cash, cash equivalents and restricted cash	(1,386)	(1,433)
Cash, cash equivalents and restricted cash beginning of period	1,715	1,754
Cash, cash equivalents and restricted cash end of period	$329	$321

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)

As a result of the seasonal nature of the retail business, the results of operations for the 13 and 39 weeks ended October 29, 2022 and October 30, 2021 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)

The income tax expense of $17 million and $213 million, or 13.6% and 24.2% of pretax income, for the 13 and 39 weeks ended October 29, 2022, respectively, and income tax expense of $55 million and $197 million, or 18.7% and 22.3% of pretax income, for the 13 and 39 weeks ended October 30, 2021, respectively, reflect a different effective tax rate as compared to the company’s federal income tax statutory rate of 21%.  The income tax effective rates for the 13 and 39 weeks ended October 29, 2022 and October 30, 2021 were impacted primarily by impact of return-to-provision adjustments that were identified in connection with the filing of the U.S. federal income tax return in the current quarter.

(3)	Gross margin is defined as net sales less cost of sales.

(4)	Prepaid expenses and other current assets as of October 30, 2021 included an income tax receivable of $590 million.

(5)	Restricted cash of $3 million and $5 million have been included with cash and cash equivalents for the 39 weeks ended October 29, 2022 and October 30, 2021, respectively.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance.  Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated.  Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment.  In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The company does not provide reconciliations of the forward-looking non-GAAP measures of adjusted EBITDA, diluted earnings per share and comparable sales on an owned plus licensed basis to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP.  Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance.  Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales.  The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

	Comparable Sales vs. 13 Weeks Ended October 30, 2021

	Macy's, Inc.	Macy's	Bloomingdale's	Bluemercury

Increase (decrease) in comparable sales on an owned basis (Note 6)	(3.1%)	(4.4%)	5.3%	14.0%

Impact of departments licensed to third parties (Note 7)	0.4%	0.4%	(1.2%)	0.0%

Increase (decrease) in comparable sales on an owned plus licensed basis	(2.7%)	(4.0%)	4.1%	14.0%

	Comparable Sales vs. 39 Weeks Ended October 30, 2021

	Macy's, Inc.	Macy's	Bloomingdale's	Bluemercury

Increase in comparable sales on an owned basis (Note 6)	2.3%	0.7%	13.4%	14.9%

Impact of departments licensed to third parties (Note 7)	0.0%	0.0%	(1.9%)	0.0%

Increase in comparable sales on an owned plus licensed basis	2.3%	0.7%	11.5%	14.9%

Comparable Sales vs. 13 Weeks Ended November 2, 2019

Macy's, Inc.

Increase in comparable sales on an owned basis (Note 6)	5.6%

Impact of departments licensed to third parties (Note 7)	0.4%

Increase in comparable sales on an owned plus licensed basis	6.0%

Notes:

(6)

Represents the period-to-period percentage change in net sales from stores in operation during the 13 and 39 weeks ended October 29, 2022, and the 13 and 39 weeks ended October 30, 2021 and the 13 weeks ended November 2, 2019. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties.  Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(7)

Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales.  The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales.  In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales.  The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis).  The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	EBITDA and adjusted EBITDA are reconciled to GAAP net income.
•	Adjusted net income is reconciled to GAAP net income.
•	Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.

EBITDA and Adjusted EBITDA

	13 Weeks Ended October 29, 2022	13 Weeks Ended October 30, 2021

Net income	$108	$239

Interest expense, net	42	53

Losses on early retirement of debt	—	185

Federal, state and local income tax expense	17	55

Depreciation and amortization	225	225

EBITDA	392	757

Impairment, restructuring and other costs	15	—

Settlement charges	32	8

Adjusted EBITDA	$439	$765

	39 Weeks Ended October 29, 2022	39 Weeks Ended October 30, 2021

Net income	$668	$687

Interest expense, net	131	211

Losses on early retirement of debt	31	199

Federal, state and local income tax expense	213	197

Depreciation and amortization	638	668

EBITDA	1,681	1,962

Impairment, restructuring and other costs	25	21

Settlement charges	32	90

Adjusted EBITDA	$1,738	$2,073

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended October 29, 2022		13 Weeks Ended October 30, 2021		13 Weeks Ended November 2, 2019
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share

As reported	$108	0.39	$239	$0.76	$2	$0.01

Impairment, restructuring and other costs	15	0.05	—	—	13	0.04

Settlement charges	32	0.12	8	0.03	12	0.04

Losses on early retirement of debt	—	—	185	0.59	—	—

Income tax impact of certain items identified above	(12)	(0.04)	(46)	(0.15)	(6)	(0.02)

As adjusted to exclude certain items above	$143	$0.52	$386	$1.23	$21	$0.07

	39 Weeks Ended October 29, 2022		39 Weeks Ended October 30, 2021
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share

As reported	$668	2.37	$687	$2.17

Impairment, restructuring and other costs	25	0.09	21	0.07

Settlement charges	32	0.11	90	0.28

Losses on early retirement of debt	31	0.11	199	0.63

Income tax impact of certain items identified above	(22)	(0.08)	(73)	(0.24)

As adjusted to exclude certain items above	$734	$2.60	$924	$2.91